Exhibit 99.1

InsPro Technologies Corporation Announces
Third Quarter 2014 Financial Results

Radnor, PA – November 14, 2014 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of core policy administration software for Group and Individual Life, Health, and Annuity products that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service, and reduce operating costs today announced its financial results for the quarter ended September 30, 2014.

Third Quarter 2014 Highlights

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Revenues were $5,973,754 in the third quarter of 2014, a 109% increase as compared to the $2,856,841 in the third quarter of 2013.    The revenue increase was due to an increase of $1,460,459 in professional services from several ongoing implementations, a $1,300,000 license for an InsPro Enterprise™ upgrade, and an increase in ASP/hosting and maintenance revenues resulting from client growth.

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Operating loss from continuing operations was $297,802 in the third quarter of 2014 as compared to a loss of $1,020,366 in the third quarter of 2013. The results from operations in the third quarter of 2014 were favorably impacted by $1,300,000 of license fees, partially offset by a higher cost of revenues attributable to increased utilization of preferred system integration partners assisting with modifications to InsPro Enterprise’s functionality, and new clients’ implementations of InsPro Enterprise.

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Net loss was $213,694 in the third quarter of 2014 as compared to a net loss of $633,263 in the third quarter of 2013. The net loss in the third quarter of 2014 as compared to the third quarter of 2013 was favorably impacted by $1,300,000 of license fee revenue partially offset by higher cost of revenues and lower gain on the change of the fair value of warrant liability.

Year-to-Date 2014 Highlights

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Revenues were $13,818,010 in the first nine months of 2014 as compared to $11,746,419 in the first nine months of 2013.  Revenue growth in the first nine months of 2014 was a result of a $2,496,725 increase in professional services, higher ASP/hosting revenue of $579,073, and $166,598 of higher maintenance revenue, which were all the result of increased fees from established and recent implementations of InsPro Enterprise™. Year-to-date growth was partially offset by $1,175,000 of lower license fees.  In the first nine months of 2014, a $1,300,000 license fee for a client upgrade was recognized, while in the first nine months of 2013, $2,475,000 of license fees were recognized upon the completion of three client implementations.

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Operating loss from continuing operations was $3,410,161 in the first nine months of 2014 as compared to a loss of $1,111,996 in the first nine months of 2013.  Results from operations in the first nine months of 2014 were unfavorably impacted by $1,694,385 of higher non-cash equity compensation expense, and $1,175,000 of lower license fees partially offset by increased revenues from professional services, ASP/hosting and maintenance.

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Net loss was $3,202,594 in the first nine months of 2014 as compared to a net loss of $909,194 in the first nine months of 2013.  The net loss in the first nine months of 2014 included a non-cash gain on the change of the fair value of warrant liability of $50,600 while the same period in 2013 included a non-cash loss of $76,199.

Anthony R. Verdi, Chief Executive Officer, stated,  “We continued to generate significant revenue growth in the first nine months of 2014, the result of our expanding portfolio of clients.  We are excited about the recent selection of Capgemini as our preferred system integrator, which represents an investment in our implementation and service capabilities that we anticipate will enable us to further expand services to our growing client base. The considerable investments we made in InsPro Enterprise™ technology has both broadened our addressable market and raised market interest in our system and services.  The investment we are making with the addition of a preferred system integrator will enable us to better serve existing and future clients.  We remain optimistic about our future opportunities.”

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a single technology solution used to manage all insurance processing requirements supporting multiple product lines as well as hybrid products for both group and individual policies on a single web-based platform. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular, componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics components.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise, an end-to-end, web-based policy administration system used by insurance carriers and third-party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding current and future capabilities and products supported, growth in the number of clients, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation’s current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Anthony R. Verdi, CEO
484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues	$5,973,754	$2,856,841	$13,818,009	$11,746,419

Cost of revenues	4,880,477	2,578,498	11,447,677	9,005,632

Gross profit	1,093,277	278,343	2,370,332	2,740,787

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	750,226	690,616	3,793,371	2,013,972
Advertising and other marketing	95,872	129,182	239,120	279,252
Depreciation	44,471	42,082	123,325	119,557
Rent, utilities, telephone and communications	91,951	95,748	286,040	288,138
Professional fees	205,147	160,900	742,246	602,724
Other general and administrative	203,412	180,181	596,391	549,140

Total selling, general and administrative expenses	1,391,079	1,298,709	5,780,493	3,852,783

Operating loss from continuing operations	(297,802)	(1,020,366)	(3,410,161)	(1,111,996)

Other income (expense):
Gain (loss) on the change of the fair value of warrant liability	40,480	306,000	50,600	(76,199)
Interest expense	(12,850)	(9,395)	(31,528)	(26,256)

Total other income (expense)	27,630	296,605	19,072	(102,455)

Loss from continuing operations	(270,172)	(723,761)	(3,391,089)	(1,214,451)

Income from discontinued operations	56,478	90,498	188,495	305,257

Net loss	$(213,694)	$(633,263)	$(3,202,594)	$(909,194)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.01)	$(0.02)	$(0.08)	$(0.03)
Gain from discontinued operations	-	-	-	0.01
Net loss per common share	$(0.01)	$(0.02)	$(0.08)	$(0.02)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash	$2,590,502	$2,569,536
Accounts receivable, net	4,869,936	1,660,564
Prepaid expenses	298,045	200,985
Other current assets	-	2,564
Assets of discontinued operations	20,076	31,540

Total current assets	7,778,559	4,465,189

Property and equipment, net	1,291,766	959,902
Other assets	60,000	60,000

Total assets	$9,130,325	$5,485,091

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable	$577,604	$550,761
Accounts payable	3,615,668	1,169,251
Accrued expenses	497,626	456,753
Current portion of capital lease obligations	190,529	57,932
Due to related parties	4,755	10,000
Deferred revenue	3,261,045	1,006,875

Total current liabilities	8,147,227	3,251,572

LONG TERM LIABILITIES:
Warrant liability	556,599	607,199
Capital lease obligations	273,407	23,184

Total long term liabilities	830,006	630,383

Total liabilities	8,977,233	3,881,955

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 3,809,378 shares issued and outstanding (liquidation value $11,428,134)	7,709,919	7,709,919
Common stock ($.001 par value; 400,000,000 and 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	45,163,722	43,411,172
Accumulated deficit	(55,626,196)	(52,423,602)

Total shareholders’ equity	153,092	1,603,136

Total liabilities and shareholders’ equity	$9,130,325	$5,485,091

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2014	2013
Cash Flows From Operating Activities:
Net loss	$(3,202,594)	$(909,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	611,442	522,056
Stock-based compensation	1,752,550	58,165
(Gain) loss on change of fair value of warrant liability	(50,600)	76,199
Changes in assets and liabilities:
Accounts receivable	(3,209,372)	(482,782)
Prepaid expenses	10,020	36,520
Other current assets	2,564	(151)
Accounts payable	2,446,417	(635,396)
Accrued expenses	40,873	(44,441)
Deferred revenue	2,254,170	(354,937)
Assets of discontinued operations	11,464	32,444

Net cash provided (used) in operating activities	661,689	(1,701,517)

Cash Flows From Investing Activities:
Purchase of property and equipment	(534,300)	(190,261)

Net cash used in investing activities	(534,300)	(190,261)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	-	1,536,000
Fees paid in connection with sale of preferred stock and warrants	-	(36,693)
Payments on notes payable	(80,237)	(76,717)
Payments on capital leases	(26,186)	(47,429)

Net cash used in financing activities	(106,423)	1,375,161

Net increase (decrease) in cash	20,966	(516,617)

Cash - beginning of the period	2,569,536	3,347,689

Cash - end of the period	$2,590,502	$2,831,072